Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of CTPartners Executive Search Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 8, 2014	/s/ Brian. M Sullivan
Brian M. Sullivan
Chief Executive Officer
(Principal Executive Officer)